Exhibit 99.1

INDEPENDENT BANK CORP. AND
ROCKLAND TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN

This Independent Bank Corp. and Rockland Trust Company Non-Qualified Deferred Compensation Plan for (the “Plan”) is effective as of January 1, 2014. This Plan is adopted by Independent Bank Corp. (the “Company”) and Rockland Trust Company (the “Bank”) for the benefit of officers (“Participant” or “Participants”), who have been selected and approved by the Company or the Bank to participate in this Plan and who have evidenced their participation by execution of a Non-Qualified Deferred Compensation Plan Participation Agreement (“Participation Agreement”) in a form provided by the Company and the Bank. This Plan is intended to comply with Internal Revenue Code (“Code”) Section 409A and any regulatory or other guidance issued under such Section.

WHEREAS, the Company and the Bank recognize the valuable services performed by the Participants and wish to encourage their continued employment and to provide them with additional incentive to achieve corporate objectives; and

WHEREAS, the Company and the Bank intend this Plan to be considered an unfunded arrangement, maintained primarily to provide nonqualified deferred compensation for the Participants, who are members of a select group of management or highly compensated employees of the Company or the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

NOW, THEREFORE, the Company and the Bank have adopted this Plan as follows:

SECTION I
DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1	“Account” means the amount credited to the Participant hereunder, including any gains or losses thereon.

1.2    “Administrator” means the Compensation Committee of the Board.

1.3
“Beneficiary” means the person or persons (and their heirs) designated as Beneficiary by the Participant to whom the deceased Participant’s benefits are payable. Such beneficiary designation shall be made on the form attached as Exhibit A and filed with the Plan Administrator. If no Beneficiary is so designated, then the Participant’s estate will be deemed the Beneficiary. The Participant shall make an initial designation of primary and secondary Beneficiaries upon execution of his or her Participation Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator, in substantially the form attached as Exhibit A, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Participation Agreement shall become effective only when receipt is acknowledged in writing by the Administrator.

1.4	“Benefit Payment Date” means each of the dates set forth in each Participant’s Participation Agreement.

1.5    “Board” means the Board of Directors of the Company.

1.6
“Change in Control” means a change in ownership of the Company under paragraph (a) below, or a change in effective control of the Company under paragraph (b) below, or a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below:

(a)    Change in ownership of the Company. A change in ownership of the Company shall occur on the date that any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with any stock already held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

(b)    Change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(c)    Change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5), except to the extent modified herein.

1.7    “Code” means the Internal Revenue Code of 1986, as amended.

1.8
“Disability” means the first to occur of the following, where the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the disability insurance, if any, covering employees of the Company, or (iii) determined to be totally disabled by the Social Security Administration.

1.9	“Incentive Compensation” means the Participant’s annual incentive compensation earned under (a) the Independent Bank Corp. and Rockland Trust Company Executive Officer Performance Incentive

Plan (“EPIP”); (b) the Rockland Trust Company Officer Performance Incentive Plan (“OPIP”); and (c) the Rockland Trust Company Investment Management Group Officer Incentive Compensation Plan (“IMPIP”), as in effect from time to time.

1.10
“Incentive Compensation Percentage” means a fixed percentage of an Participant’s Incentive Compensation that will be contributed to the Participant’s Account for a particular calendar year. The Incentive Compensation Percentage shall be set forth in the Participant’s Participation Agreement.

1.11	“Participation Agreement” means the agreement between Participant and the Company or the Bank which sets forth the particulars of Participant’s benefits under the Plan.

1.12
“Separation from Service” means Participant’s death, retirement or other termination of employment with the Company or the Bank within the meaning of Code Section 409A. No Separation from Service shall be deemed to occur due to military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as Participant’s right to reemployment is provided by law or contract. If the leave exceeds six months and Participant’s right to reemployment is not provided by law or by contract, then Participant shall have a Separation from Service on the first date immediately following such six-month period.

Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to less than 50% of the average level of bona fide services performed over the immediately preceding 36 months (or such lesser period of time in which Participant performed services for the Company or the Bank). The determination of whether an Participant has had a Separation from Service shall be made by applying the presumptions set forth in the Treasury Regulations under Code Section 409A.

1.13
“Specified Employee” means a “Key Employee” as such term is defined in Code Section 416(i) without regard to paragraph 5 thereof. Notwithstanding anything to the contrary herein, in the event a Participant is a Specified Employee and becomes entitled to a payment hereunder due to Separation from Service for any reason (other than death or Disability), the payments to the Participant shall not commence until the first day of the seventh month following such Separation from Service. Whether and the extent to which a person is a Specified Employee shall be determined on the “Specified Employee Determination Date” which shall be December 31 of each calendar year and shall be applicable commencing on the following April 1, in accordance with the rules set forth in the Treasury Regulations under Code Section 409A.

SECTION II
ELIGIBILITY AND VESTING

2.1
Eligibility. The Plan is available to a select group of management or highly compensated employees, as determined from time to time by the Administrator. In order to be considered for selection, the Participant must be a participant in either the EPIP, OPIP, or IMPIP for that calendar year. Selection as a Participant for one calendar year does not guarantee selection as a Participant for any future calendar year.

2.2
Annual Enrollment. Each Participant who is eligible to participate in the Plan for any calendar year shall enroll in the Plan each calendar year by entering into a Participation Agreement and completing all election forms and other forms as the Administrator may request. An eligible employee’s participation in the Plan shall commence as of the date specified in the Participation Agreement.

2.3
Vesting; Clawback. The Participant’s Account shall be fully vested at all times. However, amounts deferred under this Plan are subject to the provisions of the Company’s Incentive Compensation Recovery Policy (the “Claw Back Policy”) and/or any revisions to the Claw Back Policy that the Company may subsequently adopt. If the Claw Back Policy is triggered and applicable to a Participant the Company and/or the Bank may recover from the Account any amounts due from the Participant pursuant to the Claw Back Policy.

SECTION III
DEFERRALS; EARNINGS

3.1
Deferral Elections. Participants may elect to defer receipt of all or any portion of their Incentive Compensation for services performed for the Company or the Bank, subject to the deferral election timing rules set forth below.

(a)    General Rule for Deferral Elections. Generally, before the beginning of each calendar year, each Participant must elect the amount of Incentive Compensation to be deferred under the Plan for the upcoming calendar year, using a deferral election form provided by the Plan Administrator. The deferral election shall expire at the end of that calendar year (i.e., the deferral elections are not “evergreen” elections). A new election must be made for each new calendar year. Deferral elections cannot be revoked or changed for a calendar year once the calendar year has begun.

(b)    Special Rule for Initial Eligibility to Participate in the Plan. Notwithstanding the preceding, within the first 30 days after a Participant is first eligible to participate in the Plan (and provided that the Participant is not participating in or eligible to participate in another elective deferral account balance plan maintained by the Company or the Bank, such as a cash bonus deferral plan), the Participant may elect to defer Incentive Compensation that has not yet been earned in the current calendar year. The deferral election shall expire at the end of that calendar year (i.e., the deferral elections are not “evergreen” elections). A new election must be made for each new calendar year. Deferral elections cannot be revoked or changed for a calendar year once the calendar year has begun.

(c)    Special Rule for Deferring Performance-Based Compensation. Notwithstanding the preceding, a Participant may elect to defer Incentive Compensation on or before the date that is six months before the end of the performance period for the EPIP, OPIP or IMPIP, respectively, provided that (i) such performance period is at least 12 months long; (ii) the Participant performs services continuously from the later of (X) the beginning of the performance period or (Y) the date the performance criteria are established, through the date the deferral election is made; and (iii) the election to defer performance-based compensation is not made after such compensation has become “readily ascertainable” within the meaning of Treasury Regulation Section 1.409A-2(a)(8). The deferral election shall expire at the end of that calendar year (i.e., the deferral elections are not “evergreen” elections). A new election must be made for each new calendar year. Deferral elections for performance-based compensation cannot be revoked or changed for a calendar year after the date that is six months before the end of the performance period.

(d)    Examples. The following examples illustrate how the initial deferral election rule and the performance-based deferral rule are applied. Both examples assume that Incentive Compensation was earned for the calendar year, that the performance targets for the Incentive Compensation were set on March 1, and that no amount of the Incentive Compensation is readily ascertainable at the time the deferral election is being made by the Participant.

Example 1: A Participant is hired before March 1 (i.e., the date performance targets are set). He can make an election to defer his entire Incentive Compensation on or before June 30 (i.e., the date that is six months before the end of the performance period). He is able to use the six-month exception because he will be performing services continuously from the later of (a) the beginning of the performance period (i.e., January 1) or (b) the date the performance criteria are established (i.e., March 1), through the date the election is made (i.e., June 30).

Example 2: A Participant is hired after March 1 (i.e. the date the performance targets are set). She cannot wait until June 30 (i.e., the date that is six months before the end of the performance period) and use the six-month exception to make an election to defer the Incentive Compensation because she will not be performing services continuously from the later of (a) the beginning of the performance period (i.e., January 1) or (b) the date the performance criteria are established (i.e., March 1) through the date the election would be made. Accordingly, she can elect to defer her Incentive Compensation only if the election is made within 30 days after the date of hire (using the initial eligibility rule) and, the election can relate only to the portion of her Incentive Compensation that relates to the post-election period.

3.2	Account Credits.

(a)
Crediting of Contributions. The Administrator shall credit each Participant’s Account under this Plan with an amount equal to the Participant’s Incentive Compensation Percentage as specified on such Participant’s Participation Agreement, at the time that such amount would otherwise have been payable to the Participant.

(b)
Investments. Participants shall have the right to direct the investment of their Accounts hereunder by choosing from among those investment alternatives made available by the Administrator from time to time. The Administrator shall credit each Participant’s Account hereunder with earnings or losses as reported to the Administrator by the trustee of the rabbi trust (if any) or as reported from an investment source. If the Participant does not provide timely or proper investment directions, the Administrator shall select a default investment in the sole discretion of the Administrator. Notwithstanding anything in the Plan to the contrary, if a Participant’s Incentive Compensation is awarded in INDB stock, that portion of the Participant’s Account shall remain invested in INDB stock and shall be distributed in INDB stock (even if the Plan or Participation Agreement otherwise states that distributions will be made in cash). If a Participant’s Incentive Compensation is awarded in INDB stock, any cash dividends paid on the INDB stock during the deferral period will be invested as per the direction of the Participant in the investment alternatives made available by the Administrator from time to time.

SECTION IV
BENEFIT PAYMENTS

4.1	Benefit Payment Dates.

(a)
Initial Selection of Benefit Payment Dates. The Participant shall specify his Benefit Payment Date(s) on his Participation Agreement with respect to amounts deferred for a particular calendar year. If the Participant fails to specify any Benefit Payment Dates, then his Benefit Payment Date shall be deemed to be the date of his Separation from Service (but payment may be delayed until 6 months after Separation from Service if the Participant is a Specified Employee). Benefits will be paid in cash, less applicable withholdings, no later than 60 days after each of the specified Benefit Payment Dates, unless the Participant elects annual installments on his Participation Agreement (and to the extent any portion of the Participant’s Account is invested in INDB stock, it shall be paid in INDB stock). If a Participant’s Incentive Compensation is awarded in INDB stock, any cash dividends paid on the INDB stock during the deferral period will be invested as per the direction of the Participant in the investment alternatives made available by the Administrator from time to time.

(b)	Delaying Benefit Payment Dates. A Participant may delay the timing of any Benefit Payment Date, provided that such change:

(i)    must take effect not less than twelve (12) months after the date on which the change is made;

(ii)    except for payments upon the Participant’s death, or Disability, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made; and;

(iii)    for payments scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first scheduled payment; and

(iv)    may not accelerate the time or schedule of any distribution.

4.2
Separation from Service. If the Participant has a Separation from Service before the Participant’s next scheduled Benefit Payment Date, other than due to death or Disability, the Participant shall be paid the Participant’s Account, which shall continue to be credited with earnings until paid to the Participant. Such amount shall be paid in a cash lump sum no later than 60 days after the Participant’s Separation from Service date, unless the Participant timely and properly elected annual installments on his Participation Agreement (but may be delayed until 6 months after Separation from Service if the Participant is a Specified Employee) (and to the extent any portion of the Participant’s Account is invested in INDB stock, it shall be paid in INDB stock, together with any cash dividends paid on the INDB stock during the deferral period).

Notwithstanding the foregoing, if an Participant is a Specified Employee and payment of his or her Account is triggered due to Separation from Service (other than due to Disability or death), then solely to the extent necessary to avoid penalties under Code Section 409A, no payment shall be made during the first six (6) months following the Participant’s Separation from Service. Rather, any payment which would otherwise be paid to the Participant during such period shall be accumulated and paid to the Participant in a lump sum on the first day of the seventh month following such Separation from Service. All subsequent payments of the Participant’s Account shall be paid in the manner specified in the Plan.

4.3
Death Benefit. If a Participant dies while employed at the Company or the Bank, Participant’s Beneficiary shall be entitled to payment of the Participant’s Account, which shall be paid as a cash lump sum, less applicable withholdings, no later than 60 days after the Participant’s date of death, unless the Participant elects annual installments on his Participation Agreement (and to the extent any portion of the Participant’s Account is invested in INDB stock, it shall be paid in INDB stock, together with any cash dividends paid on the INDB stock during the deferral period ). If a Participant dies following Separation from Service but prior to the receiving all payments under the Plan, the Participant’s Beneficiary shall be paid all remaining payments as a lump sum, less applicable withholdings, no later than 60 days after the Participant’s date of death.

4.4
Disability Benefit. If an Participant becomes Disabled while employed at the Company or the Bank, the Participant shall be entitled to receive payment of his entire Account, calculated at time of the Disability determination and paid in a lump sum, less applicable withholdings, within 60 days after the date of the Disability determination, unless the Participant elects annual installments on his Participation Agreement.

4.5
Code Section 409A. The Plan shall be interpreted to comply with or be exempt from Code Section 409A, and all provisions of the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Each payment that is payable pursuant to this Plan is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(ii).

ARTICLE V
ADMINISTRATION

5.1
Administrator’s Duties. This Plan shall be administered by the Administrator. The Administrator shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

5.2
Agents. The Administrator may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company or the Bank.

5.3
Binding Effect of Decisions. The decision or action of the Administrator in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

5.4
Indemnification. The Bank and the Company shall indemnify and hold harmless all individuals acting as the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

ARTICLE VI
CLAIMS PROCEDURE

6.1
Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrator, which shall respond in writing within 30 days.

6.2	Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

(a)    The reasons for denial, with specific reference to the Plan provisions on which the denial is based.
(b)    A description of any additional material or information required and an explanation of why it is necessary.
(c)    An explanation of the Plan’s claim review procedure.

6.3
Review of Claim. Any person whose claim or request is denied, or who has not received a response within 30 days, may request review by notice given in writing to the Administrator. The claim or request shall be reviewed by the Administrator who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

6.4
Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

6.5
Arbitration. If a claimant continues to dispute the benefit denial based upon completed performance of this Plan and the Participation Agreement or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

ARTICLE VII
AMENDMENT AND TERMINATION OF PLAN

7.1
Amendment. Notwithstanding anything herein contained to the contrary, the Board reserves the exclusive right to freeze or to amend the Plan at any time, provided that no amendment to the Plan shall be effective to decrease or to restrict the amount accrued prior to the date of such amendment.

7.2
Complete Termination. Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Bank shall pay out to each Participant his or her entire Account as of the date of termination of the Plan. Such complete termination of the Plan shall occur only under the following circumstances and conditions:

(a)    The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.
(b)    The Board may terminate the Plan by irrevocable action within the 30 days preceding, or 12 months following, a Change in Control, provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Company and the Bank are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the irrevocable termination of the arrangements. For these purposes, “Change in Control” shall be defined in accordance with the Treasury Regulations under Code Section 409A.
(c)    The Board may terminate the Plan provided that: (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company or the Bank; (ii) all arrangements sponsored by the Company or the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Participants covered by this Plan were also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Company and the Bank do not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Participants participated in both arrangements, at any time within three years following the date of termination of the arrangement.
ARTICLE VIII
MISCELLANEOUS

8.1
Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Participants are select officers who, by virtue of their position with the Bank, are uniquely informed as to the Bank’s operations and have the ability to materially affect the Bank’s profitability and operations.

At no time shall any Participant be deemed to have any lien, right, title or interest in or to any specific investment or asset of the Company or the Bank. The rights of the Participants, any Beneficiary, or any other person claiming through the Participant under this Plan, shall be solely those of an unsecured general creditor of the Company and the Bank. The Participants, the Beneficiary, or any other person claiming through the Participant, shall only have the right to receive from the Company or the Bank those payments so specified under this Plan. Neither the Participants nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Participants or their Beneficiaries, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

8.2
Unsecured Creditor. The Participant’s interest in his or her Account is limited to the right to receive payments under the Plan, and the Participant’s position is that of a general unsecured creditor of the Company and the Bank. Notwithstanding the foregoing, the Administrator, in its discretion, may elect to establish a fund containing assets equal to the amounts credited to the Participant’s Account, and may elect in its discretion to designate a trustee and/or custodian to hold the fund in trust, provided, however that the fund shall remain a general asset of the Company or the Bank, subject to the rights of creditors of the Company and the Bank.

8.3
Trust Fund. The Company or the Bank shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company or the Bank may establish one or more rabbi trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such rabbi trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s or the Bank’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company or the Bank shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company or the Bank.

8.4
Payment to Participant, Legal Representative or Beneficiary. Any payment to any Participant or the legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Company or the Bank, which may require the Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Company or the Bank.

8.5
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be un-assignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

8.6
Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

8.7
Notice. Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Administrator. Such notice shall be deemed given as of the date of receipt.

8.8
Successors. The provisions of this Plan shall bind and inure to the benefit of the Company, the Bank, and their successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company or the Bank, and successors of any such corporation or other business entity.

8.9
Payment of Employment and Code Section 409A Taxes. Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury Regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

8.10
Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Department of the Treasury. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) to apply certain offsets in satisfaction of a debt of the Participant to the Bank; (vi) in satisfaction of certain bona fide disputes between the Participant and the Bank; or (vii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

8.11
Required Provisions. Any payments made to the Participant pursuant to this Plan or otherwise are subject to and conditioned upon compliance with 12 U.S.C. § 1828(k) and 12 C.F.R. Part 359 Golden Parachute and Indemnification Payments or any other rules and regulations promulgated thereunder.

8.12
Governing Law. The Plan is established under, and will be construed according to, the laws of the Commonwealth of Massachusetts, to the extent such laws are not preempted by the ERISA or the Code and regulations published thereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Bank have executed this Plan as of January 1, 2014:

INDEPENDENT BANK CORP.

By:

ROCKLAND TRUST COMPANY

By:

INDEPENDENT BANK CORP. AND
ROCKLAND TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN

Participation Agreement

Name and Address of Participant:

Phone:
Social Security Number:

Independent Bank Corp (the “Company”), Rockland Trust Company (the “Bank”) and I agree that I shall participate in the Independent Bank Corp. and Rockland Trust Company Non-Qualified Deferred Compensation Plan (“Plan”) as such Plan may now exist or hereafter be modified, and do further agree to the terms and conditions thereof.

I understand that I must execute this Participation Agreement (“Participation Agreement”) in order to participate in the Plan. I acknowledge receiving a copy of the Plan document, the terms of which are incorporated by reference. I further acknowledge that I have read the Plan and agree to be bound by its terms. In the event of an inconsistency between the terms of this Participation Agreement and the Plan, the terms of the Plan shall control.

The following provisions relate to (i) my election to defer receipt of all or any part of one year’s worth of the Incentive Compensation that I may earn under the EPIP, OPIP or IMPIP; and (ii) the time and form of payment of such deferred amounts. This Participation Agreement shall expire at the end of the calendar year in which I sign this form (i.e., the deferral elections are not “evergreen” elections). I understand that I must complete a new Participation Agreement for each year that I may earn Incentive Compensation that I wish to defer.

Election to Defer Incentive Compensation

I make an irrevocable election to defer my Incentive Compensation that may be earned this calendar year which would otherwise be payable to me as indicated below:

_____ I elect to defer all of my Incentive Compensation
_____ I elect to defer _____% of my Incentive Compensation
_____ I elect to defer $___________ of my Incentive Compensation

Benefit Payment Dates My Benefit Payment Dates for the amount deferred are as follows:

_________% of my Account shall be paid on _______________________.
_________% of my Account shall be paid on _______________________.
_________% of my Account shall be paid on _______________________.

I understand that I shall be entitled to payment of the designated portion of my Account, calculated in accordance with all relevant provisions of the Plan, within 60 days after each of my designated Benefit Payment Dates. I understand that my account shall be paid as a cash lump sum unless I elect annual installments below (and to the extent any portion of my Account is invested in INDB stock, it shall be paid in INDB stock, together with any cash dividends paid during the deferral period).

Separation from Service Prior to Benefit Payment Date At the time of my Separation from Service prior to attainment of my next scheduled Benefit Payment Dates (other than due to Death or Disability), I shall be entitled payment of my Account, calculated in accordance with all relevant provisions of the Plan, and paid as a cash lump sum (unless I elect annual installments below), less applicable withholdings, within 60 days after my Separation from Service, unless I am subject to a 6 month delay as a “Specified Employee” (as defined in the Plan) (and to the extent any portion of my Account is invested in INDB stock, it shall be paid in INDB stock. together with any cash dividends paid during the deferral period).

Death Benefit In the event of my death prior to Separation from Service or attainment of my next scheduled Benefit Payment Dates, my Beneficiary shall be entitled to my entire Account, calculated in accordance with the Plan and payable in a cash lump sum (unless I elect annual installments below), less applicable withholdings, within 60 days after the date of my death (and to the extent any portion of my Account is invested in INDB stock, it shall be paid in INDB stock, together with any cash dividends paid during the deferral period).

Disability While Employed I understand that in the event of my Disability prior to my next scheduled Benefit Payment Dates, I will be entitled to payment of my entire Account calculated as set forth in the Plan. My Account will be paid in a cash lump sum, (unless I elect annual installments below), less applicable withholdings, within 60 days after the date of my Disability determination under the Plan (and to the extent any portion of my Account is invested in INDB stock, it shall be paid in INDB stock, together with any cash dividends paid during the deferral period).

Installments Instead of Lump Sum. I understand that my Account will be paid in a lump sum payment on the Benefit Payment Dates or other distribution triggering events described above, unless I elect otherwise by checking the box below.

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In lieu of a lump sum payment, I elect Annual Installments for _____Years (insert 5, 10, 15, 20 or 25 years). Installments shall begin no later than 60 days after the Benefit Payment Date or other distribution triggering event.

This Participation Agreement shall become effective upon execution below by me as the Participant and by a duly authorized officer of the Company.

Participant

Date

Receipt of Participation Agreement by INDB

I certify that the foregoing Participation Agreement was received by me on behalf of on             .

Signed:

Name and Title:

INDEPENDENT BANK CORP. AND
ROCKLAND TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN

Designation of Beneficiary or Beneficiaries

If I die before all of my Account has been distributed to me, I designate the following person(s) to receive the remainder of my Account. I understand that if I die before all of my Account has been distributed to me without having designated a beneficiary or beneficiaries, the balance of my Account will be distributed to my estate in a lump sum as soon as possible following my death. If a beneficiary dies before the entire Account has been distributed, the balance of the Account will be paid in a lump sum to the estate of the beneficiary. If I die and I named more than one beneficiary and a beneficiary later dies, the appropriate portion of the remaining Account will be paid in a lump sum to the estate of the deceased beneficiary.

Single Beneficiary:
Name of address of Beneficiary:

Phone:
SSN:

Multiple Beneficiaries:
(NOTE: If no percentages are assigned to the beneficiaries, the beneficiaries will share equally.
If the percentage total does not equal 100 percent, any remaining percentage will be divided equally.)

Name of address of Beneficiary:	Name of address of Beneficiary:

Phone:	Phone:
SSN:	SSN:
Percentage: %	Percentage: %

Name of address of Beneficiary:	Name of address of Beneficiary:

Phone:	Phone:
SSN:	SSN:
Percentage: %	Percentage: %

Name of address of Beneficiary:	Name of address of Beneficiary:

Phone:	Phone:
SSN:	SSN:
Percentage: %	Percentage: %

Name of address of Beneficiary:	Name of address of Beneficiary:

Phone:	Phone:
SSN:	SSN:
Percentage: %	Percentage: %